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                                                                      EXHIBIT 11

                        SOUTHDOWN, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


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
                                                                  YEARS ENDED DECEMBER 31,
                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                          --------------------------------------
                                                             1997          1996          1995
                                                          ----------    ----------    ----------
Earnings for basic earnings per share:
  Earnings before extraordinary charge and
    preferred stock dividends                             $     96.7    $     71.2    $     47.5
  Preferred stock dividends                                     (2.5)         (7.7)         (9.8)
                                                          ----------    ----------    ----------
  Earnings before extraordinary charge                          94.2          63.5          37.7
  Extraordinary charge, net of income taxes                     --           (11.5)         --
                                                          ----------    ----------    ----------
Net earnings for basic earnings per share                 $     94.2    $     52.0    $     37.7
                                                          ==========    ==========    ==========

Earnings for diluted earnings per share:
  Earnings before extraordinary charge                    $     96.7    $     71.2    $     47.5
  Extraordinary charge, net of income taxes                     --           (11.5)         --
                                                          ----------    ----------    ----------
Net earnings for diluted earnings per share               $     96.7    $     59.7    $     47.5
                                                          ==========    ==========    ==========

Average outstanding common shares for basic
  earnings per share                                            22.3          18.2          17.3

Other potentially dilutive securities:
  - common stock equivalents from assumed
    exercise of stock options and warrants                       0.4           0.5           0.2
  - assumed conversion of Series A convertible
    preferred stock at one-half share of common stock           --             0.8           1.0
  - assumed conversion of Series B convertible
    preferred stock at 2.5 shares of common stock               --             1.9           2.3
  - assumed conversion of the Series D convertible
    preferred stock at 1.51 shares of common stock               1.6           2.6           2.6
                                                          ----------    ----------    ----------
Total outstanding shares for diluted earnings per share         24.3          24.0          23.4
                                                          ==========    ==========    ==========

Earnings per share:
Basic
  Earnings before extraordinary charge                    $     4.23    $     3.50    $     2.18
  Extraordinary charge, net of income taxes                     --           (0.64)         --
                                                          ----------    ----------    ----------
                                                          $     4.23    $     2.86    $     2.18
                                                          ==========    ==========    ==========

Diluted
  Earnings before extraordinary charge                    $     3.98    $     2.97    $     2.03
  Extraordinary charge, net of income taxes                     --           (0.48)         --
                                                          ----------    ----------    ----------
                                                          $     3.98    $     2.49    $     2.03
                                                          ==========    ==========    ==========
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